AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

SCHEDULE A

Effective May 1, 2024
Operating Expense Limits
Homestead Funds, Inc.
	Operating	Expiration of Term
Fund	Expense Limit	of Agreement
Daily Income Fund	0.60%	April 30, 2025
Short-Term Government Securities Fund	0.75%	April 30, 2025
Short-Term Bond Fund	0.80%	April 30, 2025
Stock Index Fund	0.75%*	April 30, 2025
Value Fund	1.25%	April 30, 2025
Growth Fund	1.00%	April 30, 2025
Small-Company Stock Fund	1.50%	April 30, 2025

*As set forth in Section 1, the Operating Expense Limit with respect to the Stock Index Fund applies to all operating expenses incurred by the Stock Index Fund, including, but not limited to, expenses indirectly incurred by the Stock Index Fund through its investment in the Master Portfolio.

Homestead Funds Trust
		Expiration of
	Operating	Term of
Fund	Expense Limit	Agreement
Intermediate Bond Fund	0.80%	April 30, 2025
Rural America Growth & Income Fund	1.00%	April 30, 2025

SCH A

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

HOMESTEAD FUNDS, INC.

on behalf of each of its series set forth on Schedule A

By:

Name: Mark D. Santero

Title: President and Chief Executive Officer

HOMESTEAD FUNDS TRUST

on behalf of each of its series set forth on Schedule A

By:

Name: Mark D. Santero

Title: President and Chief Executive Officer

HOMESTEAD ADVISERS CORP.

By:

Name: Mark D. Santero

Title: President and Chief Executive Officer

SCH A